EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Tad Hutcheson
January 28, 2009		678.254.7442

	Investor Relations:	Jason Bewley
		407.318.5188

AirTran Holdings, Inc., Reports Fourth Quarter and Year End Results
- Fourth Quarter Recovery with Operating Income of $54.9 million -
- Record Revenues of $589.4 Million -
- 2008 Net Loss of $273.8 Million -

ORLANDO, Fla. (January 28, 2009) – AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net loss of $273.8 million for the full year 2008, or $2.51 per diluted share, which included non-operating losses of $150.8 million related to changes in fair value on the Company’s out-of-the-money fuel hedge contracts. During the fourth quarter, AirTran unwound approximately 78 percent of its 2009 fuel hedge contracts in order to mitigate the potential for additional losses on further oil price declines. For the fourth quarter, AirTran reported a net loss of $118.4 million, or $1.00 per diluted share, which also included non-operating losses of $147.7 million related to fuel hedge contracts. AirTran ended the fourth quarter with $340.5 million in unrestricted cash and investments, its highest year-end balance since 2005.

The fourth quarter results demonstrated the benefits of AirTran Airways’ plan for adapting to the year’s high-cost energy environment, the unrest in the capital markets, and an uncertain economy. In the second quarter 2008, the Company initiated steps to position the airline to react to these challenges by enhancing the airline’s liquidity and reducing capacity and capital expenditures aggressively through the disposition of aircraft and the deferral of Boeing 737 deliveries while sustaining a low-cost structure. These actions combined with the recent decline in fuel prices resulted in a record fourth quarter operating income of $54.9 million on record fourth quarter revenues of $589.4 million.

"2008 was an especially tough and challenging year,” said Bob Fornaro, AirTran Airways’ chairman, president and chief executive officer. “We thank our dedicated, hard-working Crew Members and our loyal customers for helping us overcome the many obstacles we faced in 2008. Our Crew Members continue to strive to provide exceptional customer service, and a high-quality product while offering value to the traveling public. Despite the industry challenge shifting from high oil costs to concerns regarding consumer demand, our 2008 initiatives have us well positioned to return to profitability in 2009.”

- more -

AirTran Reports Fourth Quarter and Year End Results

Revenues for the fourth quarter grew 1.0 percent to $589.4 million. Despite a 6.5 percent decrease in capacity, fourth quarter traffic fell just 2.2 percent, resulting in a record fourth quarter load factor of 78.7 percent, a 3.4 point increase over 2007. Passenger unit revenues in the fourth quarter were up 6.8 percent to 10.32 cents per available seat mile (ASM). Total unit revenues were up 7.9 percent to 11.00 cents per ASM, the highest fourth quarter level achieved in the Company’s history.

For the full year, capacity increased by 4.9 percent and traffic rose 9.6 percent, which resulted in a load factor of 79.6 percent. Total annual revenues grew by 10.5 percent to $2.6 billion. Passenger unit revenues increased 4.6 percent to 10.14 cents per available seat mile (ASM). Total unit revenues were up 5.3 percent to 10.72 cents per ASM, the highest annual level AirTran has ever achieved.

Commenting on the fourth quarter performance, AirTran Airways' senior vice president and chief financial officer Arne Haak said, “2008 presented multiple financial challenges. With a resiliency and a ‘can-do-attitude’ that defines AirTran, we reacted promptly and decisively to address these challenges. We are committed to being disciplined managers, maintaining our low cost advantage, and we believe that AirTran is now better positioned for the uncertainty that lies ahead in 2009.”

Highlights of AirTran Airways' 2008 accomplishments include:

•	Raised over $375 million in financing/credit transactions resulting in the Company’s highest year-ending balance of unrestricted cash and investments since 2005
•
Completed the sale or rescheduling of 46 aircraft, which resulted in repayment of over $220 million in debt obligations in 2008 and the reduction of over $950 million in capital expenditures for 2009-2010

•	Recorded highest fourth quarter operating income in history of $54.9 million
•	Initiated new service to Columbus, Ohio, and Harrisburg Pa., in November 2008
•	Announced new service to Branson, Mo., and Cancun, Mexico beginning in 2009
•	Strengthened our partnerships with The Coca Cola Company, The Hertz Corporation, Barclays, and eBay/PayPal

- more -

AirTran Reports Fourth Quarter and Year End Results

AirTran Holdings, Inc. will conduct a conference call to discuss the quarter's results today at 9:30 a.m. EST. A live broadcast of the conference call will be available via the Internet in the investor relations section at http://www.airtran.com.

AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI), a Fortune 1000 company, is ranked number one in the 2008 Airline Quality Rating study. The airline offers coast-to-coast flights, North America's newest all-Boeing fleet, friendly service and Business Class and complimentary XM Satellite Radio on every flight. To book a flight, visit http://www.airtran.com.

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2007. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

###

* Attached: Consolidated Statements of Operations

Media Contact:	Tad Hutcheson
678.254.7442

Investor Relations:	Jason Bewley
407.318.5188

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Three Months Ended December 31,				Percent
	2008		2007		Change
Operating Revenues:
Passenger	$553,230		$553,923		(0.1)
Cargo	—		300		—
Other	36,185		29,613		22.2
Total operating revenues	589,415		583,836		1.0
Operating Expenses:
Salaries, wages and benefits	112,420		114,396		(1.7)
Aircraft fuel	194,487		221,105		(12.0)
Aircraft rent	60,387		60,622		(0.4)
Distribution	23,319		22,638		3.0
Maintenance, materials and repairs	38,555		39,532		(2.5)
Landing fees and other rents	32,748		32,238		1.6
Aircraft insurance and security services	5,246		5,902		(11.1)
Marketing and advertising	9,361		8,897		5.2
Depreciation	15,394		13,613		13.1
Gain on sale of assets	(5,503)		—		—
Other operating	48,147		50,000		(3.7)
Total operating expenses	534,561		568,943		(6.0)
Operating Income	54,854		14,893		—
Other (Income) Expense:
Interest income	1,693		(4,386)		—
Interest expense	20,190		20,448		(1.3)
Capitalized interest	(492)		(2,134)		(76.9)
Net losses on derivative financial instruments	147,686		1,695		—
Other (income) expense, net	169,077		15,623		—
Loss Before Income Taxes	(114,223)		(730)		—
Income Tax Expense	4,168		1,441		—
Net Loss	$(118,391)		$(2,171)		—
Loss per Common Share
Basic	$(1.00)		$(0.02)		—
Diluted	$(1.00)		$(0.02)		—
Weighted-average Shares Outstanding
Basic	118,034		91,786		28.6
Diluted	118,034		91,786		28.6
EBITDA	$(77,438)		$26,811		—
EBITDA adjusted*	$(84,951)		$28,506		—
Operating margin	9.3	percent	2.6	percent	6.7	pts.
Operating margin adjusted*	8.4	percent	2.6	percent	5.8	pts.
Net margin	(20.1	)percent	(0.4	)percent	(19.7	)pts.
Net margin adjusted*	(21.4	)percent	(0.2	)percent	(21.2	)pts.

(continued on next page)

	Three Months Ended December 31,				Percent
	2008		2007		Change
Fourth Quarter Statistical Summary:
Revenue passengers	5,754,446		5,934,141		(3.0)
Revenue passenger miles (000s)	4,218,819		4,313,551		(2.2)
Available seat miles (000s)	5,359,177		5,732,017		(6.5)
Departures	61,142		65,515		(6.7)
Block hours	126,159		134,119		(5.9)
Passenger load factor	78.7	percent	75.3	percent	3.4	pts.
Break-even load factor	95.0	percent	75.4	percent	19.6	pts.
Average fare	$96.14		$93.35		3.0
Average yield per RPM	13.11	cents	12.84	cents	2.1
Passenger revenue per ASM	10.32	cents	9.66	cents	6.8
Total revenue per ASM	11.00	cents	10.19	cents	7.9
Operating cost per ASM	9.97	cents	9.93	cents	0.4
Operating cost per ASM adjusted*	10.08	cents	9.93	cents	1.5
Non-fuel operating cost per ASM	6.35	cents	6.07	cents	4.6
Non-fuel operating cost per ASM adjusted*	6.45	cents	6.07	cents	6.3
Average cost of aircraft fuel per gallon	$2.32		$2.45		(5.3)
Average economic cost of aircraft fuel per gallon	$4.10		$2.45		67.3
Gallons of fuel burned	83,999,581		90,307,722		(7.0)
Weighted-average number of aircraft	137		137		—

*Statistical calculations for 2008 and 2007 on an adjusted basis exclude gains and losses as detailed in the attached Reconciliation of GAAP Financial Information to Non-GAAP Financial Information.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)

	Twelve Months Ended December 31,				Percent
	2008		2007		Change
Operating Revenues:
Passenger	$2,413,609		$2,198,910		9.8
Cargo	—		3,433		—
Other	138,869		107,640		29.0
Total operating revenues	2,552,478		2,309,983		10.5
Operating Expenses:
Salaries, wages and benefits	474,889		451,818		5.1
Aircraft fuel	1,194,938		803,640		48.7
Aircraft rent	242,464		242,764		(0.1)
Distribution	100,400		88,461		13.5
Maintenance, materials and repairs	163,350		151,265		8.0
Landing fees and other rents	137,738		122,800		12.2
Aircraft insurance and security services	21,556		23,761		(9.3)
Marketing and advertising	40,475		40,415		0.1
Depreciation	58,618		48,485		20.9
Gain on sale of assets	(23,185)		(6,234)		—
Impairment of goodwill	8,350		—		—
Other operating	204,895		198,648		3.1
Total operating expenses	2,624,488		2,165,823		21.2
Operating Income (Loss)	(72,010)		144,160		—
Other (Income) Expense:
Interest income	(3,679)		(20,401)		(82.0)
Interest expense	78,080		75,530		3.4
Capitalized interest	(5,355)		(9,226)		(42.0)
Midwest exchange offer expenses	—		10,650		—
Net losses on derivative financial instruments	150,836		255		—
Other (income) expense, net	219,882		56,808		—
Income (Loss) Before Income Taxes	(291,892)		87,352		—
Income Tax Expense (Benefit)	(18,063)		34,669		—
Net Income (Loss)	$(273,829)		$52,683		—
Income (Loss) per Common Share
Basic	$(2.51)		$0.58		—
Diluted	$(2.51)		$0.56		—
Weighted-average Shares Outstanding
Basic	109,153		91,574		19.2
Diluted	109,153		104,319		4.6
EBITDA	$(164,228)		$181,740		—
EBITDA adjusted*	$(154,532)		$186,411		—
Operating margin	(2.8	)percent	6.2	percent	(9.0	)pts.
Operating margin adjusted*	(3.4	)percent	6.0	percent	(9.4	)pts.
Net margin	(10.7	)percent	2.3	percent	(13.0	)pts.
Net margin adjusted*	(10.3	)percent	2.4	percent	(12.8	)pts.

	Twelve Months Ended December 31,				Percent
	2008		2007		Change
Twelve Month Statistical Summary:
Revenue passengers	24,619,120		23,780,058		3.5
Revenue passenger miles (000s)	18,955,843		17,297,724		9.6
Available seat miles (000s)	23,809,190		22,692,355		4.9
Departures	260,120		261,505		(0.5)
Block hours	549,226		531,559		3.3
Passenger load factor	79.6	percent	76.2	percent	3.4	pts.
Break-even load factor	89.3	percent	73.2	percent	16.1	pts.
Average fare	$98.04		$92.47		6.0
Average yield per RPM	12.73	cents	12.71	cents	0.2
Passenger revenue per ASM	10.14	cents	9.69	cents	4.6
Total revenue per ASM	10.72	cents	10.18	cents	5.3
Operating cost per ASM	11.02	cents	9.54	cents	15.5
Operating cost per ASM adjusted*	11.09	cents	9.57	cents	15.9
Non-fuel operating cost per ASM	6.00	cents	6.00	cents	—
Non-fuel operating cost per ASM adjusted*	6.07	cents	6.03	cents	0.7
Average cost of aircraft fuel per gallon	$3.25		$2.23		45.7
Average economic cost of aircraft fuel per gallon	$3.60		$2.23		61.4
Gallons of fuel burned	367,168,620		359,759,033		2.1
Weighted-average number of aircraft	139		134		3.7

*Statistical calculations for 2008 and 2007 on an adjusted basis exclude gains and losses as detailed in the attached Reconciliation of GAAP Financial Information to Non-GAAP Financial Information.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Twelve Months Ended December 31, 2008 and 2007

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). Within our press release, we make reference to certain non-GAAP financial measures including EBITDA, EBITDA adjusted, operating margin adjusted, and net margin adjusted. Earnings before income taxes, interest, depreciation and amortization (“EBITDA”) is a supplemental non-GAAP financial measure used by management, as well as industry analysts, to evaluate operations and operating performance. We are also presenting EBITDA because it is used by some industry analysts and investors as a way to assess a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Our disclosures may also exclude special or non-recurring items that we believe should be taken into consideration to more accurately measure and monitor our operating performance. Our disclosure of non-fuel operating cost per available seat mile (non-fuel CASM) is consistent with financial measures reported by other airlines and analysts. We believe that non-fuel CASM and non-fuel CASM adjusted provide a better understanding of our operations. Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control. Our press release also contains information regarding the components of GAAP fuel expense and net gains and loss on derivative financial instruments. These amounts have been included as supplemental information.

We disclose both the average fuel cost per gallon and the average economic fuel cost per gallon. Average fuel cost per gallon is based on fuel expense as measured by GAAP and includes realized gains and losses on fuel related derivatives instruments which are accounted for as hedges. Average economic fuel cost per gallon includes realized gains and losses on all fuel related derivative instruments, including those which were not accounted for as hedges.

We consider our fuel derivative contracts an important tool in managing costs related to jet fuel purchases. We believe it is important to assess our financial performances by including the effect of the quarterly net cash settlements and excluding the mark-to-market adjustments for our unrealized gains and losses recorded in the income statement for contracts settling in future periods.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter-over-quarter basis. However, because these measures are not determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures as presented may not be directly comparable to similarly titled measures presented by other companies. The non-GAAP measures are presented as supplemental information and not as alternatives to any GAAP measurements.

Dollars in thousands, unless otherwise noted	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
The following table reconciles net income (loss) to EBITDA and EBITDA adjusted:
Net income (loss)	$(118,391)	$(2,171)	$(273,829)	$52,683
Add back:
Income tax expense (benefit)	4,168	1,441	(18,063)	34,669
Interest, net	21,391	13,928	69,046	45,903
Depreciation	15,394	13,613	58,618	48,485
EBITDA	$(77,438)	$26,811	$(164,228)	$181,740
Less:
Gain on sale of assets	5,503	—	23,185	6,234
Impairment of goodwill	—	—	(8,350)	—
Midwest exchange offer expenses	—	—	—	(10,650)
Unrealized gains (losses) on derivative financial instruments	2,010	(1,695)	(24,531)	(255)
EBITDA adjusted	$(84,951)	$28,506	$(154,532)	$186,411

Dollars in thousands, unless otherwise noted	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
The following table calculates operating margin adjusted:
Operating income (loss)	$54,854	$14,893	$(72,010)	$144,160
Less:
Gain on sale of assets	5,503	—	23,185	6,234
Impairment of goodwill	—	—	(8,350)	—
Operating income (loss) adjusted	$49,351	$14,893	$(86,845)	$137,926
Total operating revenues	$589,415	$583,836	$2,552,478	$2,309,983
Operating margin, adjusted	8.4%	2.6%	(3.4)%	6.0%

The following table calculates net margin adjusted:
Net income (loss)	$(118,391)	$(2,171)	$(273,829)	$52,683
Less:
Gain on sale of assets, after tax	5,503	—	23,185	3,896
Impairment of goodwill	—	—	(8,350)	—
Midwest exchange offer expenses	—	—	—	(6,656)
Unrealized gains (losses) on derivative financial instruments, after tax	2,010	(1,059)	(24,531)	(159)
Net income (loss), adjusted	$(125,904)	$(1,112)	$(264,133)	$55,602
Total operating revenues	$589,415	$583,836	$2,552,478	$2,309,983
Net margin, adjusted	(21.4)%	(0.2)%	(10.3)%	2.4%

The following table calculates operating cost per ASM adjusted:
Total operating expenses	$534,561	$568,943	$2,624,488	$2,165,823
Add: gain on sale of assets	5,503	—	23,185	6,234
Less: impairment of goodwill	—	—	(8,350)	—
Operating costs, adjusted	$540,064	$568,943	$2,639,323	$2,172,057
ASMs (000)	5,359,177	5,732,017	23,809,190	22,692,355
Operating cost per ASM (cents) adjusted	10.08	9.93	11.09	9.57

The following table calculates non-fuel operating cost per ASM and non-fuel operating cost per ASM adjusted:
Total operating expenses	$534,561	$568,943	$2,624,488	$2,165,823
Less: aircraft fuel	(194,487)	(221,105)	(1,194,938)	(803,640)
Operating costs, adjusted	$340,074	$347,838	$1,429,550	$1,362,183
ASMs (000)	5,359,177	5,732,017	23,809,190	22,692,355
Non-fuel operating cost per ASM (cents)	6.35	6.07	6.00	6.00

Total operating expenses	$534,561	$568,943	$2,624,488	$2,165,823
Less: aircraft fuel	(194,487)	(221,105)	(1,194,938)	(803,640)
Add: gain on sale of assets	5,503	—	23,185	6,234
Less: impairment of goodwill	—	—	(8,350)	—
Non-fuel operating cost	$345,577	$347,838	$1,444,385	$1,368,417
ASMs (000)	5,359,177	5,732,017	23,809,190	22,692,355
Non-fuel operating cost per ASM (cents) adjusted	6.45	6.07	6.07	6.03

Dollars in thousands, unless otherwise noted	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
The following table provides detail of certain components of aircraft fuel expense and calculates average economic cost of aircraft fuel per gallon:
Aircraft fuel expense per GAAP	$194,487	$221,105	$1,194,938	$803,640
Add: Realized (gains) losses on derivatives that do not qualify for hedge accounting, recorded in net (gains) losses on derivatives	40,327		16,936
Add: Realized (gains) losses on derivatives related to 2009 contracts terminated, recorded in net (gains) losses on derivatives	109,370		109,370
Economic fuel expense	$344,184		$1,321,244
Gallons of fuel burned	83,999,581	90,307,722	367,168,620	359,759,033
Economic fuel expense per gallon (dollars)	$4.10	$2.45	$3.60	$2.23

The following table reconciles net income (loss) and earnings (loss) per share to net income (loss) adjusted and earnings (loss) per share adjusted:
Net income (loss)	$(118,391)		$(273,829)
Add back:
Impairment of goodwill	—		8,350
Realized and unrealized (gains) losses on derivative financial instruments related to 2009 contracts	107,360		133,901
Less:
Gain on sale of assets, after tax	(5,503)		(23,185)
Net income (loss), adjusted	$(16,534)		$(154,763)
Diluted shares outstanding	118,034		109,153
Earnings (loss) per share, adjusted	$(0.14)		$(1.42)